Exhibit 99.1

Valentis, Inc.
Ben McGraw
(650) 697-1900
IR@valentis.com

VALENTIS ANNOUNCES TEMPORARY ADJOURNMENT OF ANNUAL MEETING OF
STOCKHOLDERS UNTIL JULY 12, 2007

BURLINGAME, Calif., June 28 /PRNewswire-FirstCall/ — Valentis, Inc. (VLTS.OB) announced today that its 2007 Annual Meeting of Stockholders, originally scheduled for 10:00 a.m., Pacific time, on Thursday, June 28, 2007, was adjourned due to the fact that there were not adequate shares present at the meeting, either represented in person or by proxies previously received by Valentis, to establish the quorum required to proceed with the meeting. No business was transacted prior to the adjournment. The meeting was adjourned until 10:00 a.m., Pacific time, Thursday, July 12, 2007 at the offices of Valentis, 533 Airport Blvd., Suite 400, Burlingame, California 94010.

About Valentis

Valentis is a biotechnology company that was engaged in the development of innovative products for PAD. On July 11, 2006, Valentis announced that no statistically significant difference was seen in the primary endpoint or any of the secondary endpoints in its Phase IIb clinical trial of VLTS 934 in PAD. Additional information about Valentis can be found at www.valentis.com.

533 Airport Blvd., Suite 400 • Burlingame, CA 94010 • Tel. (650) 697-1900 • Fax (650) 652-1990